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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report)       April 20, 2001
                                               ---------------------------------



                             FIRST CINCINNATI, INC.
             (Exact name of registrant as specified in its charter)

          Ohio                          000-22331                31-1506058
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(State or other jurisdiction of   (Commission File number)     (IRS Employer
       incorporation)                                        Identification No.)


625 Eden Park Drive, Suite 1250, Cincinnati, Ohio                  43202
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code      (513) 221-3190
                                                    ---------------------------


                           Zaring National Corporation
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          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 2, 2001, First Cincinnati, Inc. (the "Company") filed a Form 12b-25 Notification of Late Filing, reporting that it is unable to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and will not be able to file such report on or before the fifteenth calendar day following the prescribed date for such filing.

         The Company further reported that in light of its current insolvency, the Company has not prepared audited financial statements as of December 31, 2000. The fees and expenses in connection with preparing audited financial statements which would need to be prepared on a liquidation basis considering the scope of the Company's current operations are cost prohibitive.

         As reported in the Company's definitive proxy statement dated January 5, 2001 (the "Proxy Statement"), the Company was delisted from The Nasdaq SmallCap Market on December 21, 2001. The Company's Common Shares are presently traded in the over-the-counter market. However, due to the Company's failure to file a Form 10-K, the Company has been advised that the NASDAQ electronic bulletin board will remove the Company from the electronic bulletin board and no quotes will be available, unless a market maker causes the Company's shares to be quoted in the "pink sheets."

         On April 19, 2001, Ronald G. Gratz resigned as President and Director of the Company. On April 20, 2001, pursuant to an action without a meeting of the directors of the Company, Michael D. Sonntag was elected President and was elected as a director to fill the vacancy on the Board.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2001


                                           FIRST CINCINNATI, INC.

                                           By: /s/ Michael D. Sonntag
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                                              Michael D. Sonntag
                                              President